Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Artisan Partners Asset Management Inc. of our report dated February 26, 2014 relating to the consolidated financial statements of Artisan Partners Asset Management Inc., which appears in Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 333-193617). We also consent to the reference to us under the heading “Experts” in Amendment No. 1 to the Registration Statement on Form S-1 incorporated by reference in this Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Milwaukee, Wisconsin

March 6, 2014